EXHIBIT 4

                             Michael K. Hair, P.C.
                                Attorney at Law
                             7407 E. Ironwood Court
                           Scottsdale, Arizona 85258

                              Tel. (602) 443-9657
                               Fax (602) 443-1908


                                                                December 9, 1997


Gary R. Smith, President
Coronado Industries, Inc.
16929 E. Enterprise Drive, Suite 202
Fountain Hills, AZ  85268

     Re:  Outstanding Bill for Legal Services

Dear Mr. Smith:

     My firm's latest invoice for outstanding fees and costs for legal services rendered to your Company over the last several months totals $58,986.87. These services included work in connection with two private placements, preparation of one annual report on Form 10-KSB, three quarterly reports on Form 10-QSB, two Forms 8-K, and several contracts and promissory notes, and attending several meetings and preparing over 180 other legal documents and correspondence.

     This letter agreement will confirm our understanding as to how the Company will be paying for these services during the next two months.

     It is my understanding that the Company has agreed to pay my firm the cash sum of $38,986.87 from the closing of securities offerings to take place during the remainder of the month of December 1997 and/or January 1998. In addition, the Company has agreed to register and issue up to 20,000 shares of its common stock in the name of Michael K. Hair pursuant to a Form S-8 as payment of $20,000 of legal fees and costs, with the exact number of shares to depend upon the price at which the shares can be sold in the future.

     If Company agrees to these payment terms, please execute this

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Gary R. Smith
December 9, 1997
Page 2

     letter agreement in the space provided below and return a copy of this letter agreement to me.

                                        Very truly yours,

                                        Michael K. Hair, P.C.


                                   By:  /s/ Michael K. Hair
                                        ----------------------------------
                                        Michael K. Hair, President


     Coronado Industries, Inc. hereby agrees to the payment terms described above.

                                        Coronado Industries, Inc.


                                   By:  /s/ Gary R. Smith
                                        ----------------------------------
                                        Gary R. Smith, President